UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015 (April 23, 2015)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

On April 23, 2015, Peoples Bancorp Inc. (“Peoples”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”) at the Lafayette Hotel in Marietta, Ohio, with 11,690,528 (77.10%) of the 15,163,375 common shares outstanding and entitled to vote on the February 25, 2015 record date represented in person or by proxy.

Four Directors of Peoples were elected to serve terms of three years each (expiring in 2018): Carl L. Baker, Jr., George W. Broughton, Richard Ferguson and Charles W. Sulerzyski. Other Directors of Peoples who continue to serve after the Annual Meeting include Tara M. Abraham, S. Craig Beam, David F. Dierker, James S. Huggins, Brooke W. James, Dr. Brenda F. Jones, David L. Mead, Susan D. Rector, and Thomas J. Wolf. The following is a summary of the voting results:

Nominee	For	Withheld	Abstentions	Broker Non-Votes
Carl L. Baker, Jr.	9,303,197	369,663	not applicable	2,017,668
George W. Broughton	9,293,926	378,934	not applicable	2,017,668
Richard Ferguson	9,426,389	246,471	not applicable	2,017,668
Charles W. Sulerzyski	9,342,047	330,813	not applicable	2,017,668
Also at the Annual Meeting, Peoples' shareholders: (1) approved, in a non-binding advisory vote, the compensation of Peoples' named executive officers as disclosed in Peoples' proxy statement for the Annual Meeting; and (2) ratified the appointment of Ernst & Young LLP as Peoples' independent registered public accounting firm for the fiscal year ending December 31, 2015. The following is a summary of the voting results:

Proposal	For	Against	Abstentions	Broker Non-Votes
Non-binding advisory vote on executive compensation	7,447,622	2,116,134	109,104	2,017,668

Proposal	For	Against	Abstentions	Broker Non-Votes
Ratification of the appointment of independent registered public accounting firm	11,613,144	53,681	23,702	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	April 28, 2015	By:/s/	EDWARD G. SLOANE
Edward G. Sloane

Executive Vice President, Chief Financial Officer and Treasurer